Kindred Biosciences Announces Plan to Strengthen Its Strategic Position
San Francisco, California (June 8, 2020) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced a plan to enhance its strategic position. The company will prioritize its most attractive late stage programs and substantially reduce expenses to best position it for success with the previously announced business model.
KindredBio intends to reduce operating expenditures by prioritizing investment in its highest value, late stage programs, especially the interleukin-31 (IL-31) antibody, interleukin-4 receptor (IL-4R) antibody, and parvovirus antibody programs. These actions, alongside a streamlining of the company’s operations, are expected to reduce quarterly operating expenses to approximately $10 million by the fourth quarter of 2020 and maintain expenditures at a similar level through 2021. The restructuring will reduce the company’s workforce by approximately 25 employees, including the departure of Denise Bevers, KindredBio’s President and Chief Operating Officer. Ms. Bevers will remain on the Board of Directors.
“With this streamlining, we put KindredBio in a very strong position to maximize the value of our assets. I would like to thank our talented employees for their contributions to the company’s achievements. We continue to execute well on advancing our promising pipeline, and are excited about upcoming milestones,” said KindredBio’s Chief Executive Officer, Richard Chin, M.D.
“I would especially like to thank our co-founder, Denise, who has been instrumental in growing KindredBio from a startup, through our IPO, and into one of the world’s leading veterinary biopharmaceutical companies. I know I speak on behalf of all our employees when I say that it has been an honor and pleasure to work together. I am very pleased that Denise will remain a key part of KindredBio’s future success as a member of our Board of Directors.”
Ms. Bevers commented: “I co-founded KindredBio with a mission to transform veterinary medicine and am extremely proud of what we have accomplished. It has been a privilege to build and work with this remarkably talented and driven team. In my capacity as a board member, I remain dedicated to our vision of saving and improving the lives of pets with our innovative biologics pipeline.”
KindredBio will continue to advance its publicly disclosed biologics programs including IL-31 and IL-4R antibodies for canine atopic dermatitis, KIND-030 for parvovirus in dogs and KIND-510a for the control of non-regenerative anemia in cats, together with long-acting versions of certain molecules. The company’s anti-TNF antibody program for inflammatory bowel disease in dogs, alongside other undisclosed mid-stage biologics candidates, will be put on hold after the completion of the pilot efficacy study, pending additional funding or partnering capital.
Operating expenses for 2020, which represents a peak year given multiple pivotal studies planned, are projected to range between $53 and $55 million. This includes a restructuring charge of approximately $2.3 million related to severance and health care benefits, exclusive of stock compensation, pertaining to today’s announcement. Excluding first half expenditures, the annualized run rate for 2020 is expected to be between $43 million and $45 million. Eliminated positions relate primarily to the collapsing of functions and pausing of mid-stage programs. For 2021, operating expenses are predicted to range between $39 and $42 million. KindredBio believes its existing cash, cash equivalents and investments, the net reduction in the company’s workforce, proceeds from the Mirataz sale, and revenues from anticipated partnerships will be sufficient to fund the current operating plan through mid-2022, excluding the drawdown of $30 million from its debt facility.
About Kindred Biosciences
Kindred Biosciences is a biopharmaceutical company developing innovative biologics focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated targets for dogs and cats. KindredBio has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio.

For more information, visit: www.kindredbio.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our products and our product candidates for the foreseeable future; the likelihood that our revenue will vary from quarter to quarter; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our products and our lead product candidates which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our products and our product candidates and the potential inability of these manufacturers to deliver a sufficient amount of supplies on a timely basis; the uncertain effect of the COVID-19 pandemic on our business, results of operations and financial condition including, but not limited to, delays in our clinical trials resulting from the COVID-19 pandemic and possible delays in obtaining a sufficient amount of supplies on a timely basis resulting from the COVID-19 pandemic; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to enter into satisfactory agreements with third-party licensees of our biologic products or to develop a satisfactory sales organization for our equine small molecule products; our significant costs of operating as a public company; potential cyber-attacks on our information technology systems or on our third-party providers’ information technology systems, which could disrupt our operations; our potential inability to repay the secured indebtedness that we have incurred from third-party lenders, and the restrictions on our business activities that are contained in our loan agreement with these lenders; the risk that our 2020 strategic realignment and corporate restructuring plans will result in unanticipated costs, revenue shortfalls or other unintended consequences; uncertainty about the amount of royalties that we will receive from the sale of Mirataz® to Dechra Pharmaceuticals PLC; our potential inability to obtain and maintain patent protection and other intellectual property protection for our products and our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
The results stated in this press release have not been reviewed by the Food and Drug Administration or the United States Department of Agriculture Center for Veterinary Biologics, as applicable.
Contacts

For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438